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                                                                    Exhibit 10.9


                         EMISPHERE TECHNOLOGIES, INC.
                         STOCK OPTION AWARD AGREEMENT


          THIS STOCK OPTION AWARD AGREEMENT (the Agreement) is made as of July 31, 2000, between Emisphere Technologies, Inc., a Delaware corporation (the Company) and Michael M. Goldberg, M.D. (the Employee) pursuant to the terms and conditions of the Emisphere Technologies, Inc. 1995 Non-Qualified Stock Option Plan as amended (the Plan). Unless otherwise specified, capitalized terms not defined in this Agreement shall have the meanings set forth in the Plan.

          THE PARTIES AGREE AS FOLLOWS:

          1.   Award of Options. Pursuant to the Plan, the Company hereby awards
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to Employee options (the Options) to acquire 480,000 shares of Company common stock (the Stock) at the exercise price of $48.06 per share (the Exercise Price), subject to the terms and conditions set forth in this Agreement and the Plan. A copy of the Plan has been delivered to the Employee. By signing below, the Employee agrees to be bound by all the Plan provisions. The Options granted hereunder are nonqualified stock options.

          2.   Vesting. Subject to Sections 6 and 7 hereof, including the
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authority of the Committee in its discretion to provide for accelerated vesting, the Options shall vest and become exercisable in five equal installments on each of the first, second, third, fourth and fifth anniversaries of August 1, 2000.

          3.   Expiration Date. The Options subject to this Agreement shall
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expire 10 years from the date of this Agreement (the Expiration Date).

          4.   Payment of Exercise Price. The Exercise Price may be paid to the
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Company at the time of exercise in cash or in Stock or in such other consideration as shall be permitted by the Committee at the time of exercise, in each case (A) pursuant to rules and procedures established by the Committee and
(B) having a total Fair Market Value determined as of the date of exercise equal to the Exercise Price, or a combination of cash, Stock and such other consideration having a total Fair Market Value equal to such Exercise Price.

          5.   Non-transferability. Options granted hereunder shall not be
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assignable or otherwise transferable except (a) upon the Optionee's death to his designated beneficiary, or if no such beneficiary shall survive Optionee, pursuant to Optionee's will and/or the laws of descent and distribution, and (b) to the extent vested, to any member or members of Optionee's family or any trust established for their benefit. During Optionee's lifetime, the Options shall be exercisable and elections with respect to the Options may be made only by Optionee or Optionee's guardian or legal representative.

          6.   Termination of Employment.
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               (a)  Except to the extent provided in Section 7 hereof or any employment agreement or severance agreement between Employee and the Company, the provisions of this Section 6 shall apply to the Options upon Employee's termination of employment with the Company and all subsidiaries of the Company (Termination) for any reason.

               (b) In the event of Employee's Termination due to death or Disability (as defined below), all Options not then vested shall become vested and shall be exercisable in whole or in part at any time prior to the Expiration Date.
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               (c)  In the event of Employee's Termination for any reason other than as provided in Section 6(b), all unvested Options shall be canceled and Options which are vested and exercisable may be exercised in whole or in part at any time prior to the earlier of the Expiration Date and three months after the Termination date.

          7.   Change of Control. In the event of a Change of Control, any
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Options that were not previously exercisable and vested shall become fully exercisable and vested at the time of the Change of Control.

          8.   Definitions.  For purposes of this Agreement:
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               (a)  "Change of Control" means (i) any person within the meaning of Section 13(d) and 14(d) of the Exchange Act, other than the Company or any officer or director of the Company, becomes the beneficial owner, within the meaning of Rule 13d-3 under the Exchange Act, of 20% or more of the combined voting securities of the Company, or (ii) a change of 20% or more in the composition of the Company's Board of Directors (the "Board") occurs without the approval of the majority of the Board as it exists at the time immediately preceding such change in composition.

               (b) "Disability" means any illness or incapacity which prohibits Executive from rendering services of the character as contemplated by the terms of his employment (i) for 180 consecutive days, or (ii) which is expected to result in death or be or infinite duration.

          9.   Capital Changes, Reorganizations, Etc.
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               (a)  In case of any split-up or consolidation of shares or any like capital adjustment, or the payment of a stock dividend which increases or decreases the number of outstanding shares of Stock, an appropriate adjustment shall be made to the number of Options and the exercise price per Option which may still be purchased under this Agreement.

               (b) Upon a merger (other than a merger of the Company in which the holders of Stock immediately prior to the merger have the same proportion of stock ownership in the surviving corporation immediately after the merger), consolidation, sale of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Company, as a result of which the Company's stockholders receive cash, stock, or other property in exchange for or in connection with the shares of Stock, unless the Board determines otherwise, the Options shall terminate, but Optionee shall have the right immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to exercise the Options in whole or in part.

               (c) If the Company's stockholders receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Stock in any transaction involving a merger (other than a merger of the Company in which the holders of Stock immediately prior to the merger have the same proportion of stock ownership in the surviving corporation immediately after the merger) consolidation, sale of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) the Options granted hereunder shall be converted into options to purchase shares of Exchange Stock unless the Company and the corporation issuing the Exchange Stock, in their sole discretion, determine that any or all such Options granted hereunder shall not be converted into an option to purchase shares of Exchange Stock but instead shall terminate in accordance with the provisions set forth in Section 9(b), or unless the Board determines otherwise. The amount and price of the converted options shall be determined by adjusting the amount and price of the Options granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the

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Stock received in such merger, consolidation, acquisition of property or stock, separation or reorganization.

          10.  No Stockholder Rights. No shares of Stock shall be sold or
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delivered hereunder until full payment for such shares of Stock has been made.
Optionee shall have no rights as a stockholder with respect to any shares covered by the Options until a stock certificate for such shares is issued to Optionee. Except as otherwise provided herein, no adjustment shall be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate is issued.

          11.  Withholding Tax. Employee may be subject to withholding taxes as
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a result of the exercise or settlement of any Options or other payment in respect of any Options. Unless the Committee permits otherwise, Employee shall pay to the Company in cash, promptly when the amount of such obligations become determinable, all applicable federal, state, local and foreign withholding taxes that the Company in its discretion determines result from each such exercise, settlement or payment. Unless the Committee otherwise determines and subject to such rules and procedures as the Committee may establish, Employee may make an election to have shares of Stock withheld by the Company or to tender any such securities to the Company to pay the amount of tax that the Company in its discretion determines to be required so to be withheld by the Company upon exercise of any Options, subject to satisfying any applicable requirements for compliance with Section 16(b) of the Securities and Exchange Act of 1934, as amended. Any shares of Stock or other securities so withheld or tendered will be valued as of the date they are withheld or tendered, provided that Stock shall be valued at Fair Market Value on such date. Unless otherwise permitted by the Committee, the value of shares withheld or tendered may not exceed the required federal, state, local and foreign withholding tax obligations as computed by the Company.

          12.  Governing Law. This Agreement shall be governed by the laws of
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the State of Delaware, without regard to conflict of law principles.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                             EMISPHERE TECHNOLOGIES, INC.



                                             By: ____________________________


Executive hereby accepts and agrees to be bound by all the terms and conditions of this Agreement and the Plan.

                                             ________________________________


Enclosures:  Plan

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